UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2005

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HEALTH SCIENCES GROUP, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Colorado	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center

6080 Center Drive, 6th Floor

Los Angeles, CA 90045

(Address of principal executive offices)  (Zip Code)

(310) 242-6700
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 15, 2005 the Registrant closed on subscriptions for a minimum of $2.4 million of financing from the sale of its Series C Convertible Preferred Stock.  The Registrant is expected to utilize the net proceeds from this offering to support the launch of its new line of Swiss Research(TM) and Swiss Diet(TM) products, for general working capital purposes and marketing for the company's Shugr(TM) and Sequestrol(TM) products.

Under the terms of the offering documents, the company issued $2.4 million of Series C Convertible Preferred Stock and an optional investment right entitling the holders to purchase up to an additional $1.2 million of Series C preferred shares under the same investment terms.  The Series C preferred shares accrue dividends at the rate of 8% per annum, are payable semi-annually at the option of the company in cash or shares of the company's common stock, and are convertible into shares of common stock at a fixed price of $1.10 per share.  In addition, each investor received five-year warrants to purchase a number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion of the Series C preferred shares at an exercise price of $1.60 per share.  The company has also agreed to issue additional warrants upon the completion of the optional investment right.  The company is required to file a registration statement providing for the resale of the shares issuable upon the conversion of the preferred stock and exercise of the warrants.

The securities sold in this private placement were sold pursuant to Regulation D under the Securities Act.  Neither the underlying common stock nor the warrants have been registered and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release does not constitute an offer to sell or a solicitation of an offer to buy shares or warrants of the company and is being issued under Rule 135c of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Dated:  March 21, 2005

By:  /s/ Fred E. Tannous

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Fred E. Tannous

Chief Executive Officer,

Principal Financial Officer,

and Director

Dated:  March 21, 2005

By:  /s/ Bill Glaser

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Bill Glaser

President, Secretary,

and Director

Dated:  March 21, 2005

By:  /s/ Duke Best

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Duke Best

Controller

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